Exhibit 4.3

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Security has not been registered under the Securities Act of 1933, as Amended (the "Securities Act"), or any state securities laws. Neither this Security nor any interest or participation herein may be offered, sold, Assigned, transferred, pledged, encumbered or otherwise disposed of in the Absence of such registration unless such transaction is exempt from, or not Subject to, registration.

The holder of this Security by its acceptance hereof agrees to offer, sell or otherwise transfer such Security, before the date (the "Resale Restriction termination Date") which is two years after the later of the original issue date hereof and the last date on which the Company or any affiliate of the Company was the owner of this Security (or any predecessor of such Security), only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the Securities Are eligible for resale pursuant to Rule 144A under the Securities Act, to a person it reasonably believes is a "Qualified Institutional Buyer" as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act or (e) to an "Accredited Investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional investor acquiring the Security in a transaction exempt from the registration requirements of the Securities Act (if available), and, in each case (a) through (e), in accordance with all applicable securities laws of the states of the united states and other jurisdictions and subject to the Company's And the Trustee's right prior to any such offer, sale or transfer pursuant to Clause (d) or (e) to require the delivery of an opinion of counsel, Certification and/or other information Satisfactory to each of them, and in the Case of any of the foregoing clauses (a) through (e), a certificate of transfer In the form appearing on the other side of this Security is completed and Delivered by the transferor to the Company and the Trustee. This legend will be Removed upon the request of the Holder after the Resale Restriction Termination Date.

Marriott International, Inc.

5.81% Series G Note due November 10, 2015

No. R-1 $427,231,000.00

CUSIP 571900 AY 5

Marriott International, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Four Hundred Twenty-Seven Million, Two Hundred Thirty-One Thousand Dollars on November 10, 2015 and to pay interest thereon from November 10, 2005, semi-annually on May 10 and November 10 in each year, commencing May 10, 2006, at the rate of 5.81% per annum, until the principal hereof is paid or made available for payment. All such payments of principal, interest and premium, if any, shall be paid in immediately available funds. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 25 or October 26 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in Dallas, Texas, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that notwithstanding the foregoing, the Person in whose name this Security is registered may elect to receive payments of interest on this Security (other than at Maturity) by electronic funds transfer of immediately available funds to an account maintained by such Person, provided such Person so elects by giving written notice to a Paying Agent designating such account, no later than the April 10 or the October 10 immediately preceding the May 10 or November 10 Interest Payment Date, as the case may be. Unless such designation is revoked by such Person, any such designation made by such Person with respect to such Securities shall remain in effect with respect to any future payments with respect to such Securities payable to such Person.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

In Witness Whereof, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: November 10, 2005

Marriott International, Inc.

By: /s/ Carolyn B. Handlon
Carolyn B. Handlon
Vice President and Treasurer

Attest: _ /s/ Ward R. Cooper
Assistant Secretary

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMorgan Chase Bank, N.A.

(formerly known as The Chase Manhattan Bank),
as Trustee

By: /s/ Francine Springer___
Francine Springer
Authorized Officer

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 16, 1998 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited initially in aggregate principal amount to $427,231,000. The Company may subsequently issue additional securities as part of this series of Securities under the Indenture.

The Company may, at its option, redeem the Securities in whole or in part at any time at a Redemption Price equal to the greater of (A) 100% of the principal amount of the Securities to be redeemed, plus accrued interest to the Redemption Date, and (B) as determined by the Independent Investment Banker (as defined below), the sum of the present values of the principal amount of, and remaining scheduled payments of interest on, the Securities to be redeemed (not including any interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis at the Treasury Rate (as defined below) plus 20 basis points plus accrued interest to, but not including, the redemption date for the Securities.

The Redemption Price will be calculated assuming a 360-day year consisting of twelve 30-day months.

The Company will mail notice of any redemption at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities or portions of the Securities called for redemption.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

"Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

"Comparable Treasury Price" means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

"Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

"Reference Treasury Dealer" means (a) each of Deutsche Bank Securities, Inc., Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors, unless it ceases to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), in which case the Company shall substitute another Primary Treasury Dealer, and (b) any other Primary Treasury Dealer selected by the Company.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that Redemption Date.

"Treasury Rate" means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding the Redemption Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Trustee in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the holders of this Security shall, subject to certain limitations, have the right to exchange this Security for an Exchange Security (as defined in such agreement), which will be registered under the Securities Act, in like principal amount and having terms identical in all material respects as this Security. The Holders shall be entitled to receive certain additional interest in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

____________________________

The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations.
TEN COM -- as tenants in common TEN ENT -- as tenants by the entireties JT TEN -- as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN Act --______Custodian______ (Cust) (Minor) under Uniform Gifts to Minors Act _________ (State)

Additional abbreviations may also be used though not in the above list

_____________________________

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement of any change whatever.